                                   EXHIBIT 4.1

      COMMON STOCK                                              COMMON STOCK

PAR VALUE $.10 PER SHARE                                     THIS CERTIFICATE IS
                                                               TRANSFERABLE IN
                                                            CANTON MA AND JERSEY
                                                                   CITY NJ
       Certificate
         Number                                                    Shares

                                                               **600620******
      WWWW 00000000                                            ***600620*****
                                                               ****600620****
                                                               *****600620***
                                                               ******600620**

                                 USG Corporation
                    INCORPORATED UNDER THE LAWS OF THE STATE
                                   OF DELAWARE

THIS CERTIFIES THAT        MR. SAMPLE & MRS. SAMPLE &    CUSIP 903293 40 5
                            MR. SAMPLE & MRS. SAMPLE

                                                         SEE REVERSE FOR CERTAIN
                                                         DEFINITIONS

is the owner of ***SIX HUNDRED THOUSAND SIX HUNDRED AND TWENTY SIX***

FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

USG Corporation (hereinafter called the "Corporation"), transferable on the books of the Corporation by the owner in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation of the Corporation and all amendments thereto (copies of which are on file with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

In Witness Whereof, the Corporation has caused this Certificate to be signed by its duly authorized officers, and its corporate seal to be hereunto affixed.

Chairman of the Board and Chief Executive Officer


                                                DATED (Month Day, Year)
                                                COUNTERSIGNED AND REGISTERED:
                                                COMPUTERSHARE INVESTOR SERVICES,
                                                LLC.
                                                (CHICAGO)
                                                TRANSFER AGENT AND REGISTRAR

     Corporate Secretary

                               Corporate Secretary

USG Corporation

This Certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement, dated as of December 21, 2006 (the "Rights Agreement"), adopted by USG Corporation, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of USG Corporation. The Rights are not exercisable prior to the occurrence of certain events specified in the Rights Agreement. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged, may expire, may be amended, or may be evidenced by separate certificates and no longer be evidenced by this Certificate. USG Corporation will mail to the holder of this Certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefore. Under certain circumstances as set forth in the Rights Agreement, Rights that are or were beneficially owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) may become null and void.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenants in common           UNIF GIFT MIN ACT- ___________ Custodian

TEN ENT   - as tenants by the entireties   under Uniform Gifts to Minors Act
JT TEN    - as joint tenants with right    UNIF TRF MIN ACT Custodian (until age ___)
            of survivorship
            and not as tenants in common   (Cust)
(Minor)                                    under Uniform Transfers to Minors Act ____
                                           (State)

     Additional abbreviations may also be used though not in the above list.

The Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series of the Corporation and the qualifications, limitations or restrictions of such preferences and rights. Such request may be made to the corporation, at its headquarters, Chicago, Illinois.

keep this certificate in a safe place. if it is lost, stolen or destroyed the corporation may require a bond of indemnity as a condition to the issuance of a replacement certificate.

                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
                                        IDENTIFYING NUMBER OF ASSIGNEE

For value received, ____________ hereby sell, assign and transfer unto of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Shares to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Attorney                                   Signature(s) Guaranteed: Medallion
                                         Guarantee Stamp THE SIGNATURE(S) SHOULD
                                         BE GUARANTEED BY AN ELIGIBLE GUARANTOR
Dated: __________ 20__                      INSTITUTION (Banks, Stockbrokers,
                                        Savings and Loan Associations and Credit
                                         Unions) WITH MEMBERSHIP IN AN APPROVED
                                         SIGNATURE GUARANTEE MEDALLION PROGRAM,
Signature:                                  PURSUANT TO S.E.C. RULE 17Ad-15.
           --------------------------


Signature:
           --------------------------

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.